Exhibit 99.1

           PARKWAY PROPERTIES, INC. REPORTS 2005 THIRD QUARTER RESULTS

    JACKSON, Miss., Oct. 31 /PRNewswire-FirstCall/ -- Parkway Properties, Inc. (NYSE: PKY) today announced results for its third quarter ended September 30, 2005.
    (Logo: http://www.newscom.com/cgi-bin/prnh/20030513/PARKLOGO )

    Consolidated Financial Results

     - Net income available to common shareholders for the three months ended September 30, 2005 was $6,714,000 ($.47 per diluted share) compared to $2,601,000 ($.23 per diluted share) for the three months ended September 30, 2004. Net income available to common shareholders for the nine months ended September 30, 2005 was $13,495,000 ($.95 per diluted share) compared to $11,117,000 ($.98 per diluted share) for the nine months ended September 30, 2004. A net gain on the sale of real estate of $4,155,000 was included in net income available to common stockholders for the three months ended September 30, 2005 and a net gain on the sale of real estate and joint venture interest of $5,486,000 and an impairment loss on land of $340,000 were included in net income available to common stockholders for the nine months ended September 30, 2005. A gain on a note receivable of $774,000 was included in net income available to common stockholders for the nine months ended September 30, 2004.

     - Funds from operations ("FFO") applicable to common shareholders totaled $14,345,000 ($0.99 per diluted share) for the three months ended September 30, 2005 compared to $13,776,000 ($1.13 per diluted share) for the three months ended September 30, 2004. FFO totaled $45,942,000 ($3.18 per diluted share) for the nine months ended September 30, 2005 compared to $38,994,000 ($3.27 per diluted share) for the nine months ended September 30, 2004. A loss on land of $26,000 and $366,000 ($.02 per diluted share) was included in FFO for the three months and nine months ending September 30, 2005, respectively, and a gain on a note receivable of $774,000 ($.06 per diluted share) was included in FFO for the nine months ending September 30, 2004.

     - Funds available for distribution ("FAD") totaled $7,367,000 for the three months ended September 30, 2005 compared to $5,509,000 for the three months ended September 30, 2004. FAD totaled $22,879,000 for the nine months ended September 30, 2005 compared to $19,310,000 for the nine months ended September 30, 2004.

    Acquisitions and Sales

     - On July 26, 2005, the Company purchased Forum I, a 162,000 square foot, eight-story Class A office building in the East submarket of Memphis, Tennessee. The property is currently 88% leased and was acquired for $19.25 million plus $1.9 million in closing costs and anticipated capital expenditures and leasing costs during the first two years of ownership.

     - On September 9, 2005, the Company sold The Park on Camelback, a 102,000 square foot office property located in Phoenix, Arizona, to an unrelated third party for $17.5 million. The Company recorded a gain on the sale for financial reporting purposes of $4,419,000 in the third quarter of 2005. In accordance with generally accepted accounting principles ("GAAP"), all current and prior period income from the office property has been classified as discontinued operations.

     - On September 14, 2005, the Company sold 250 Commonwealth, a 46,000 square foot office property located in Greenville, South Carolina, to an unrelated third party for $4,020,000. The Company recorded a loss on the sale for financial reporting purposes of $238,000 in the third quarter of 2005. In accordance with GAAP, all current and prior period income from the office property has been classified as discontinued operations.

     - On September 28, 2005, the Company purchased a two-building office portfolio in Orlando, Florida on behalf of the discretionary fund with Ohio Public Employees Retirement System ("Ohio PERS"). The two properties total 230,000 square feet and are currently 77% occupied. Maitland 100 is a three-story, 128,000 square foot office project constructed in 1981. The second property, 555 Winderley Place, is a four-story, 102,000 square foot office project and was constructed in 1985. Both properties are located in the Maitland submarket. The two buildings were acquired for a combined purchase price of $28,417,000. The fund expects to spend an additional $3,337,000 for closing costs, building improvements, leasing costs and tenant improvements during the first two years of ownership. In accordance with GAAP, the discretionary fund has been included in the consolidated financial statements of Parkway since Parkway is the sole general partner and has the authority to make major decisions on behalf of the fund, thereby giving Parkway a controlling interest.

    Operations and Leasing

     - Parkway's customer retention rate for the three months ending September 30, 2005 was 68.9% compared to 78.4% for the quarter ending June 30, 2005 and 79.4% for the quarter ending September 30, 2004. Customer retention for the nine months ending September 30, 2005 was 73% compared to 74% for the nine months ending September 30, 2004.

     - As of October 1, 2005, occupancy of the office portfolio was 90% compared to 90.4% as of July 1, 2005 and 90.7% as of October 1, 2004. Twenty eight (28) basis points of this decline in occupancy directly relates to properties purchased during the third quarter. Not included in the October 1, 2005 occupancy rate are 31 signed leases totaling 106,000 square feet, which commence during the fourth quarter of 2005 through first quarter of 2006. Including these leases, the portfolio is 90.9% leased.

     - During the quarter ending September 30, 2005, leases were renewed or expanded on 533,000 net rentable square feet at an average rental rate decrease of 4% on a cash basis and a cost of $1.36 per square foot per year of the lease term in committed tenant improvements and leasing commissions. New leases were signed during the quarter on 125,000 net rentable square feet at a cost of $3.41 per square foot per year of the lease term in committed tenant improvements and leasing commissions.

     - Same store assets produced a decrease in net operating income ("NOI") of $532,000 or 2.7% for the three months ended September 30, 2005 compared to the same period of the prior year. Same store NOI for the nine months ending September 30, 2005 increased $448,000 or 0.8% compared to the same period of 2004. Same store NOI includes $648,000 and $1,036,000 in lease termination income for the three months and nine months ended September 30, 2005, respectively, compared to $1,270,000 and $1,963,000 for the three months and nine months ended September 30, 2004, respectively.

     - The Company owns 215,000 square feet in an office park in Ft. Lauderdale, Florida which sustained some property damage from Hurricane Wilma on October 24, 2005. The full extent of the damage is currently being assessed, but consists mainly of debris clean up from trees and lights that were overturned on the property, glass breakage and damage to the roof. Full power has been restored to the property and a complete assessment of the mechanical and electrical systems is underway. The Company does not expect the damages to be material.

    Capital Markets, Financing and Private Equity

     - The Company's previously announced cash dividend of $.65 per share for the quarter ended September 30, 2005 represents a payout of approximately 65.7% of FFO per diluted share. The third quarter dividend was paid on September 28, 2005 and equates to an annualized dividend of $2.60 per share, a yield of 5.6% on the closing stock price on October 28, 2005 of $46.57. This dividend is the 76th consecutive quarterly distribution to Parkway's shareholders of common stock.

     - As of September 30, 2005 the Company's debt-to-total market capitalization ratio was 45.2% compared to 43.5% as of June 30, 2005 and 46.1% as of September 30, 2004.

     - On July 6, 2005, Parkway signed a limited partnership agreement forming a $500 million discretionary fund with Ohio PERS for the purpose of acquiring high-quality multi-tenant office properties. Ohio PERS will be a 75% investor and Parkway will be a 25% investor in the fund, which will be capitalized with approximately $200 million of equity capital and $300 million of non-recourse, fixed-rate first mortgage debt. The fund will target acquisitions in the existing core Parkway markets of Houston, Phoenix, Atlanta, Chicago, Charlotte, Orlando, Tampa/St. Petersburg, Ft. Lauderdale and Jacksonville.

     - In connection with the purchase of Forum I in Memphis, Tennessee on July 26, 2005, Parkway assumed an $11.7 million fixed rate mortgage, of which $5 million is recourse debt. The mortgage matures in June 2011 and bears interest at 7.31%. In accordance with GAAP, the mortgage was recorded at $12.8 million to reflect the fair value of the financial instrument based on the rate of 5.25% on the date of purchase.

     - The Company entered into two interest rate swap agreements during the
       third quarter of 2005.   The first interest rate swap is for a $40
       million notional amount and fixes the 30-day LIBOR interest rate at 4.36%, which equates to a total interest rate of 5.685%, for the period January 1, 2006 through December 31, 2008. The second interest rate swap is for a $20 million notional amount and fixes the 30-day LIBOR interest rate at 4.245%, which equates to a total interest rate of 5.57%, for the period July 1, 2006 through December 31, 2008. The swap agreements serve as a hedge of the variable interest rates on borrowings under the Company's $190 million line of credit.

     - In connection with the purchase of Maitland 100 and 555 Winderley Place on behalf of the discretionary fund with Ohio PERS, on September 29, 2005, the fund placed a $17,160,000 seven-year first mortgage at a fixed interest rate of 4.92%. Payments during the first five years of the mortgage term will be on an interest-only basis, and the loan includes provisions for two one-year extensions.

    Outlook for 2005

    The Company has adjusted its forecast for 2005 and is forecasting FFO per diluted share of $4.12 to $4.16 and earnings per diluted share ("EPS") of $0.98 to $1.03 for 2005. The reconciliation of forecasted earnings per diluted share to forecasted FFO per diluted share is as follows:

    Guidance for 2005                           Range
    -------------------------------------  --------------
    Fully diluted EPS                       $0.98 - $1.03
    Plus:  Real estate depreciation and     $3.39 - $3.39
     amortization
    Plus:  Depreciation on unconsolidated   $0.07 - $0.07
     joint ventures
    Plus:  Diluted share adjustment for     $0.11 - $0.10
     convertible preferred
    Less:  Minority interest depreciation  ($0.06 - $0.06)
     and amortization
    Less:  Gain on sale of real estate     ($0.37 - $0.37)
     and joint venture interest

    Fully diluted FFO per share             $4.12 - $4.16

    The following assumptions were used in making this forecast:
     - Mortgage with Teacher's Insurance and Annuity renewed, modified and extended with estimated prepayment expense of $700,000 ($.05 per share) in the fourth quarter;
     - Occupancy of 90% over the next three months;
     - Same store net operating income decrease for the next three months of 2% to 5%;
     - Average interest rate of 5.25% on non-hedged, floating rate debt for the next three months; and,
     - No equity offerings, additional joint ventures of existing assets or asset acquisitions are projected in the remainder of 2005.

    The principal items contributing to the decrease in earnings guidance are as follows:

    Prior FFO Guidance                     $4.35 to $4.45
    Less:
    Loan prepayment penalty
     expected in 4Q                                 (0.05)
    Remove proposed new investments                 (0.01)
    Remove estimated fee income                     (0.01)
    Operations:
      Rental income, including                      (0.06)
       straight line rent
      Escalation income adjustment                  (0.04)
      Repairs and Maintenance                       (0.03)
      Utility Expense                               (0.03)
      Parking Income                                (0.02)
      Lease Termination Fees                        (0.01)

    Total Adjustments                               (0.26)

    Current FFO Guidance                   $4.12 to $4.16

    Outlook for 2006

    The Company is forecasting FFO per diluted share of $3.80 to $4.20 and earnings per diluted share ("EPS") of $0.25 to $0.55 for 2006. The reconciliation of forecasted earnings per diluted share to forecasted FFO per diluted share is as follows:

    Guidance for 2006                           Range
    -------------------------------------  --------------
    Fully diluted EPS                       $0.25 - $0.55
    Plus:  Real estate depreciation and     $3.54 - $3.64
     amortization
    Plus:  Depreciation on unconsolidated   $0.07 - $0.07
     joint ventures
    Plus:  Diluted share adjustment for     $0.07 - $0.07
     convertible preferred
    Less: Minority interest depreciation ($0.13 - $0.13) and amortization

    Fully diluted FFO per share             $3.80 - $4.20

    Earnings guidance is based on the following information.
     - Occupancy is projected in the range of 89% to 93%, with the average quarterly occupancy projected to be 89%, 91%, 92% and 92%, respectively.
     - Utility costs are projected to increase 15% across the portfolio in 2006 compared to 2005. The Company projects that 50% of this increase will be billed to and collected from customers. The remaining 50% is expected to reduce FFO by $.08 per share in 2006 compared to 2005.
     - Annual same store net operating income is projected to decrease in the range of zero to 3%.
     - Average interest rate of 5.625% is projected on non-hedged, floating rate debt for 2006 compared to an estimated average interest rate of 4.67% for 2005. The effect of this increase in short term interest rates is to reduce FFO by approximately $.09 compared to 2005.
     - New investments are projected throughout the year totaling $100 million at an average acquisition cap rate of 8%. One asset sale is projected March 1, 2006 for $15,000,000. Acquisitions to be funded with sales proceeds, bank lines of credit and mortgage debt. Fee simple acquisitions, net of dispositions, are projected to add approximately $.03 per share to FFO in 2006.
     - The Company continues its efforts to identify an investor for a 70% to 90% joint venture interest in 233 North Michigan Avenue and expects to complete a transaction in the first quarter of 2006. This transaction has not been included in the earnings guidance for 2006.
     - Investments on behalf of the discretionary fund are projected throughout the year totaling $170 million at an average acquisition cap rate of 7%. Acquisitions to be funded 60% with first mortgage debt and 40% with equity contributions from partners. Parkway's equity contributions to be funded with bank lines of credit. Fund acquisitions are projected to add approximately $.04 per share to FFO in 2006.
     - Lease termination fees are projected at $280,000 for 2006 compared to $1,100,000 in 2005. No acquisition fees or incentive fees are projected to be earned on joint ventures in 2006 compared to $1,347,000 earned in 2005.

    VALUE(2) and GEAR UP

    January 1, 2003 marked the beginning of Parkway's VALUE(2) Operating Plan, which will span the three-year period ending December 31, 2005. This plan reflects the employees' commitment to create Value for its shareholders while holding firm to the core Values as espoused in the Parkway Commitment to Excellence. The Company plans to create value by Venturing with best partners, Asset recycling, Leverage neutral growth, Uncompromising focus on operations, and providing an Equity return to its shareholders that is 10% greater than that of its peer group, the NAREIT Office Index. Equity return is defined as growth in FFO per diluted share. Based on the results through the period ended September 30, 2005 and the projected results for the year ended December 31, 2005, it is unlikely that the Company will meet the equity return goal of the plan.

    Upon the completion of the VALUE(2) Plan December 31, 2005, the Company expects to initiate a new operating plan that will be referred to as the "GEAR UP" Plan. The plan reflects the Company's commitment to "Raise the Bar" in delivering exceptional value to its shareholders. The Company plans to accomplish this by hiring, training and retaining Great people; maximizing Equity Opportunities, which refers to the judicious use of private and public equity, including common equity, preferred equity, joint ventures and discretionary funds; continuing to focus on Asset Recycling with an added emphasis on the thoughtful, orderly disposition of select assets and/or select markets; maintaining the commitment to Retain Customers through delivery of exceptional customer service; and maintaining the Uncompromising Focus on Operations that has been a part of the Parkway culture for many years. We believe that focusing on these goals will allow Parkway to deliver superior Performance to our shareholders.

    Steven G. Rogers, President and Chief Executive Officer stated, "Our performance this quarter and revised guidance for 2005 and initial guidance for 2006 are not up to Parkway's or my own expectations. We met many important and ambitious goals during VALUE(2); however, the overall financial goal of 10% greater than our peer group over the three year period does not appear to be achievable. We will take the hard work and great effort of our people in VALUE(2), and learn from and apply these lessons to GEAR UP."

    Additional Information

    The Company will conduct a conference call to discuss the results of its third quarter operations on Tuesday, November 1, 2005, at 1:00 p.m. ET. The number for the conference call is 800-967-7134. A taped replay of the call can be accessed 24 hours a day through November 11, 2005 by dialing 888-203-1112 and using the pass code of 4116421. An audio replay will be archived and indexed in the investor relations section of the Company's website at http://www.pky.com. A copy of the Company's 2005 third quarter supplemental financial and property information package is available by accessing the Company's website, emailing your request to rjordan@pky.com or calling Rita Jordan at 601-948-4091. Please participate in the visual portion of the conference call by accessing the Company's website and clicking on the "3Q Call" icon. By clicking on topics in the left margin, you can follow visual representations of the presentation.

    Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company's website. The Company's third quarter 2005 Supplemental Operating and Financial Data, which includes a reconciliation of GAAP to Non-GAAP financial measures, is available on the Company's website.

    About Parkway Properties

    Parkway Properties, Inc. is a self-administered real estate investment trust specializing in the operation, acquisition, ownership, management, and leasing of office properties. The Company is geographically focused on the Southeastern and Southwestern United States and Chicago. Parkway owns or has an interest in 65 office properties located in 11 states with an aggregate of approximately 12,111,000 square feet of leasable space as of October 31, 2005. The Company also offers fee based real estate services through its wholly owned subsidiary, Parkway Realty Services, to its owned properties and to its third party and minority interest properties.

    Certain statements in this release that are not in the present tense or discuss the Company's expectations (including the use of the words anticipate, forecast or project) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current belief as to the outcome and timing of future events. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; the risks associated with the ownership of real property; and other risks and uncertainties detailed from time to time on the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update forward-looking statements.

     Contacts:
     Steven G. Rogers
     President & Chief Executive Officer

     William R. Flatt
     Chief Financial Officer
     (601) 948-4091

                            PARKWAY PROPERTIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                           September 30      December 31
                                                2005             2004
                                           -------------    -------------
                                            (Unaudited)
Assets
Real estate related investments:
  Office and parking properties            $   1,199,231    $     959,279
  Parking development                                  -            4,434
  Accumulated depreciation                      (169,346)        (142,906)
                                               1,029,885          820,807

  Land available for sale                          1,467            3,528
  Investment in unconsolidated joint
   ventures                                       12,834           25,294
                                               1,044,186          849,629

Rents receivable and other assets                 67,412           42,448
Intangible assets, net                            59,961           38,034
Cash and cash equivalents                         18,955            1,077
                                           $   1,190,514    $     931,188

Liabilities
Notes payable to banks                     $     146,119    $     104,618
Mortgage notes payable                           463,449          353,975
Accounts payable and other
 liabilities                                      74,585           42,468
Subsidiary redeemable preferred
 membership interests                             10,741           10,741
                                                 694,894          511,802

Minority Interest
Minority Interest - unit holders                      38               39
Minority Interest - real estate
 partnerships                                     13,241            3,699
                                                  13,279            3,738

Stockholders' Equity
8.34% Series B Cumulative Convertible
 Preferred stock, $.001 par value,
 2,142,857 shares authorized, 803,499
 shares issued and outstanding                    28,122           28,122
8.00% Series D Preferred stock, $.001
 par value, 2,400,000 shares authorized,
 issued and outstanding                           57,976           57,976
Common stock, $.001 par value,
 65,057,143 shares authorized,
 14,138,442 and 12,464,817
 shares issued and outstanding in
 2005 and 2004, respectively                          14               12
Common stock held in trust, at cost,
 124,000 and 130,000 shares in 2005
 and 2004, respectively                           (4,198)          (4,400)
Additional paid-in capital                       388,893          310,455
Unearned compensation                             (3,052)          (4,122)
Accumulated other comprehensive
 income (loss)                                       640             (226)
Retained earnings                                 13,946           27,831
                                                 482,341          415,648
                                           $   1,190,514    $     931,188

                            PARKWAY PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)

                                                 Three Months Ended
                                                    September 30
                                           ------------------------------
                                                2005             2004
                                           -------------    -------------
                                                     (Unaudited)
Revenues
Income from office and parking
 properties                                $      48,030    $      41,453
Management company income                            315              433
Other income                                           5                3
                                                  48,350           41,889

Expenses
Office and parking properties:
  Operating expense                               23,200           19,209
  Interest expense:
    Contractual                                    6,376            5,052
    Subsidiary redeemable preferred
     membership interests                            189              268
    Prepayment expenses                                -             (141)
    Amortization of loan costs                       233              159
  Depreciation and amortization                   11,687           10,587
Operating expense for other real
 estate properties                                     2               (2)
Interest expense on bank notes:
  Contractual                                      1,881              932
  Amortization of loan costs                         126              114
Management company expenses                          120               87
General and administrative                           791            1,122
                                                  44,605           37,387

Income before equity in earnings,
 loss, minority interest and
 discontinued operations                           3,745            4,502
Equity in earnings of unconsolidated
 joint ventures                                      330              359
Loss on real estate                                  (26)               -
Minority interest - unit holders                       -               (1)
Minority interest - real estate
 partnerships                                         20              (31)
Income before discontinued operations              4,069            4,829
Discontinued operations:
  Income from discontinued operations                250              322
  Gain on sale of real estate from
   discontinued operations                         4,181                -
Net Income                                         8,500            5,151
Dividends on preferred stock                      (1,200)          (1,200)
Dividends on convertible preferred
 stock                                              (586)          (1,350)
Net income available to common
 stockholders                              $       6,714    $       2,601

Net income per common share:
Basic:
  Income from continuing operations        $        0.17    $        0.20
  Discontinued operations                           0.31             0.03
  Net income                               $        0.48    $        0.23
Diluted:
  Income from continuing operations        $        0.16    $        0.20
  Discontinued operations                           0.31             0.03
  Net income                               $        0.47    $        0.23

Dividends per common share                 $        0.65    $        0.65

Weighted average shares outstanding:
  Basic                                           14,116           11,330
  Diluted                                         14,295           11,528

                            PARKWAY PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)

                                                  Nine Months Ended
                                                    September 30
                                           ------------------------------
                                                2005             2004
                                           -------------    -------------
                                                     (Unaudited)
Revenues
Income from office and parking
 properties                                $     142,590    $     117,301
Management company income                          2,597            1,270
Other income and deferred gains                      246               20
                                                 145,433          118,591

Expenses
Office and parking properties:
  Operating expense                               66,475           54,792
  Interest expense:
    Contractual                                   19,380           14,369
    Subsidiary redeemable preferred
     membership interests                            562              535
    Prepayment expenses                                -              130
    Amortization of loan costs                       576              407
  Depreciation and amortization                   37,425           26,272
Operating expense for other real
 estate properties                                     4               18
Interest expense on bank notes:
  Contractual                                      4,678            2,696
  Amortization of loan costs                         376              329
Management company expenses                          478              259
General and administrative                         3,341            3,089
                                                 133,295          102,896

Income before equity in earnings,
 gain, minority interest and
 discontinued operations                          12,138           15,695
Equity in earnings of unconsolidated
 joint ventures                                    1,095            1,469
Gain on sale of joint venture
 interest, real estate and note
 receivable                                          965              774
Minority interest - unit holders                      (1)              (2)
Minority interest - real estate
 partnerships                                       (301)              92
Income before discontinued operations             13,896           18,028
Discontinued operations:
  Income from discontinued operations                777              811
  Gain on sale of real estate from
   discontinued operations                         4,181                -
Net Income                                        18,854           18,839
Dividends on preferred stock                      (3,600)          (3,600)
Dividends on convertible preferred
 stock                                            (1,759)          (4,122)
Net income available to common
 stockholders                              $      13,495    $      11,117

Net income per common share:
Basic:
  Income from continuing operations        $        0.61    $        0.93
  Discontinued operations                           0.35             0.07
  Net income                               $        0.96    $        1.00
Diluted:
  Income from continuing operations        $        0.60    $        0.91
  Discontinued operations                           0.35             0.07
  Net income                               $        0.95    $        0.98

Dividends per common share                 $        1.95    $        1.95

Weighted average shares outstanding:
  Basic                                           14,035           11,094
  Diluted                                         14,216           11,299

                            PARKWAY PROPERTIES, INC.
                   RECONCILIATION OF FUNDS FROM OPERATIONS AND
                 FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME
     FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                      (In thousands, except per share data)

                                              Three Months Ended          Nine Months Ended
                                                 September 30                September 30
                                           -----------------------     -----------------------
                                              2005          2004          2005          2004
                                           ---------     ---------     ---------     ---------
                                                 (Unaudited)                 (Unaudited)
Net Income                                 $   8,500     $   5,151     $  18,854     $  18,839

Adjustments to Net Income:
  Preferred Dividends                         (1,200)       (1,200)       (3,600)       (3,600)
  Convertible Preferred Dividends               (586)       (1,350)       (1,759)       (4,122)
  Depreciation and Amortization               11,687        10,587        37,425        26,272
  Depreciation and Amortization -
   Discontinued Operations                        27           135           343           369
  Minority Interest Depreciation and
   Amortization                                 (168)         (164)         (591)         (490)
  Adjustments for Unconsolidated Joint
   Ventures                                      266           616           781         1,724
  Minority Interest - Unit Holders                 -             1             1             2
  Gain on Sale of Joint Venture Interest
   and Real Estate                            (4,181)            -        (5,512)            -
Funds From Operations Applicable to
 Common Shareholders (1)                   $  14,345     $  13,776     $  45,942     $  38,994

Funds Available for Distribution
  Funds From Operations Applicable to
   Common Shareholders                     $  14,345     $  13,776     $  45,942     $  38,994
  Add (Deduct) :
  Adjustments for Unconsolidated Joint
   Ventures                                     (163)         (309)         (829)       (1,393)
  Adjustments for Minority Interest in
   Real Estate Partnerships                       24            40            93           118
  Straight-line Rents                           (881)       (1,001)       (3,301)       (1,850)
  Straight-line Rents - Discontinued
   Operations                                      4           (48)          (33)         (110)
  Amortization of Above/Below Market
   Leases                                        533           (54)        1,400            77
  Amortization of Restricted Shares and
   Share Equivalents                             184           197           351           590
  Capital Expenditures:
    Building Improvements                     (2,216)       (1,235)       (5,742)       (3,098)
    Tenant Improvements - New Leases          (1,087)       (3,235)       (5,656)       (7,762)
    Tenant Improvements - Renewal
     Leases                                   (1,838)         (888)       (5,455)       (2,192)
    Leasing Costs - New Leases                  (323)         (799)       (1,479)       (2,371)
    Leasing Costs - Renewal Leases            (1,215)         (935)       (2,412)       (1,693)
Funds Available for Distribution (1)       $   7,367     $   5,509     $  22,879     $  19,310

Diluted Per Common Share/Unit
 Information (**)
  FFO per share                            $    0.99     $    1.13     $    3.18     $    3.27
  Dividends paid                           $    0.65     $    0.65     $    1.95     $    1.95
  Dividend payout ratio for FFO                65.73%        57.49%        61.40%        59.62%
  Weighted average shares/units
   outstanding                                15,100        13,378        15,020        13,182

Other Supplemental Information
  Upgrades on Acquisitions                 $   1,745     $   2,232     $   4,982     $   6,192
  Gain (Loss) on Non Depreciable Assets    $     (26)    $       -     $    (366)    $     774

**Information for Diluted
 Computations:
  Convertible Preferred Dividends          $     586     $   1,350     $   1,759     $   4,122
  Basic Common Shares/Units
   Outstanding                                14,118        11,332        14,036        11,095
  Convertible Preferred Shares
   Outstanding                                   803         1,848           803         1,882
  Dilutive Effect of Stock Options,
   Warrants and Deferred Share Units             179           198           181           205

(1) Funds from operations ("FFO") applicable to common shareholders and funds available for distribution ("FAD") are included herein because we believe that these measures are helpful to investors and our management as measures of the performance of an equity REIT. These measures, along with cash flow from operating, financing and investing activities, provide investors with an indication of our ability to incur and service debt, to pay dividends, to make capital expenditures and to fund other cash needs.

      Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

      There is not a standard definition established for FAD. Therefore, our measure of FAD may not be comparable to FAD reported by other REITs. We define FAD as FFO, excluding the amortization of restricted shares, amortization of above/below market leases and straight line rent adjustments, and reduced by non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for unconsolidated partnerships and joint ventures are included in the computation of FAD on the same basis.

                            PARKWAY PROPERTIES, INC.
                    CALCULATION OF EBITDA AND COVERAGE RATIOS
     FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                                 (In thousands)

                                              Three Months Ended          Nine Months Ended
                                                 September 30                September 30
                                           -----------------------     -----------------------
                                              2005          2004          2005          2004
                                           ---------     ---------     ---------     ---------
                                                 (Unaudited)                 (Unaudited)

Net Income                                 $   8,500     $   5,151     $  18,854     $  18,839

Adjustments to Net Income:
  Interest Expense                             8,446         6,252        24,620        17,600
  Amortization of Financing Costs                359           273           952           736
  Prepayment Expenses - Early
   Extinguishment of Debt                          -          (141)            -           130
  Depreciation and Amortization               11,714        10,722        37,768        26,641
  Amortization of Deferred Compensation          184           197           351           590
  Net Gain on Sale of Joint Venture
   Interest, Real Estate and Note
   Receivable                                 (4,155)            -        (5,146)         (774)
  Tax Expenses                                   (47)            -             8             -
  EBITDA Adjustments - Unconsolidated
   Joint Ventures                                632         1,528         1,922         4,396
  EBITDA Adjustments - Minority Interest
   in Real Estate Partnerships                  (443)         (354)       (1,517)       (1,329)
EBITDA (1)                                 $  25,190     $  23,628     $  77,812     $  66,829

Interest Coverage Ratio:
EBITDA                                     $  25,190     $  23,628     $  77,812     $  66,829

Interest Expense:
  Interest Expense                         $   8,446     $   6,252     $  24,620     $  17,600
  Capitalized Interest                             -             6            52             6
  Interest Expense - Unconsolidated
   Joint Ventures                                337           737         1,032         2,176
  Interest Expense - Minority Interest
   in Real Estate Partnerships                  (268)         (184)         (907)         (821)
Total Interest Expense                     $   8,515     $   6,811     $  24,797     $  18,961

Interest Coverage Ratio                         2.96          3.47          3.14          3.52

Fixed Charge Coverage Ratio:
EBITDA                                     $  25,190     $  23,628     $  77,812     $  66,829

Fixed Charges:
  Interest Expense                         $   8,515     $   6,811     $  24,797     $  18,961
  Preferred Dividends                          1,786         2,550         5,359         7,722
  Preferred Distributions -
   Unconsolidated Joint Ventures                   -           137            21           384
  Principal Payments (Excluding Early
   Extinguishment of Debt)                     4,847         3,812        12,941         9,630
  Principal Payments - Unconsolidated
   Joint Ventures                                 11           160            98           471
  Principal Payments - Minority Interest
   in Real Estate Partnerships                  (108)         (100)         (423)         (330)
Total Fixed Charges                        $  15,051     $  13,370     $  42,793     $  36,838

Fixed Charge Coverage Ratio                     1.67          1.77          1.82          1.81

(1) EBITDA, a non-GAAP financial measure, means operating income before mortgage and other interest expense, income taxes, depreciation and amortization. We believe that EBITDA is useful to investors and Parkway's management as an indication of the Comp

                            PARKWAY PROPERTIES, INC.
             NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
                 THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                (In thousands, except number of properties data)

                                        Percentage         Net Operating
                                            of                Income                    Occupancy
                           Number of    Portfolio     ------------------------   ------------------------
                           Properties       (1)          2005          2004         2005          2004
                           ----------   ----------    ----------    ----------   ----------    ----------
Same store properties(2)           51        77.10%   $   19,143    $   19,675         89.9%         89.6%
2004 acquisitions                   1         3.21%          796           475         84.8%          N/A
2005 acquisitions                   6        20.30%        5,041             -         88.7%          N/A
Assets sold                         -        -0.61%         (150)        2,094          N/A           N/A
Net operating income
 from office and
 parking properties                58       100.00%   $   24,830    $   22,244

(1)  Percentage of portfolio based on 2005 net operating income.

(2) Parkway defines Same Store Properties as those properties that were owned for the entire three-month periods ended September 30, 2005 and 2004 and excludes properties classified as discontinued operations. Same Store net operating income ("SSNOI") includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for Same Store Properties. SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do. SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company's investments in real estate assets. The following table is a reconciliation of net income to SSNOI:

                                         Three Months Ended        Nine Months Ended
                                            September 30              September 30
                                       ----------------------    ----------------------
                                          2005         2004         2005         2004
                                       ---------    ---------    ---------    ---------
Net income                             $   8,500    $   5,151    $  18,854    $  18,839
Add (deduct):
Interest expense                           8,805        6,384       25,572       18,466
Depreciation and amortization             11,687       10,587       37,425       26,272
Operating expense for other real
 estate properties                             2           (2)           4           18
Management company expenses                  120           87          478          259
General and administrative expenses          791        1,122        3,341        3,089
Equity in earnings of unconsolidated
 joint ventures                             (330)        (359)      (1,095)      (1,469)
(Gain) loss on sale of joint venture
 interest, real estate and note
 receivable                                   26            -         (965)        (774)
Minority interest - unit holders               -            1            1            2
Minority interest - real estate
 partnerships                                (20)          31          301          (92)
Income from discontinued operations         (250)        (322)        (777)        (811)
Gain on sale of real estate from
 discontinued operations                  (4,181)           -       (4,181)           -
Management company income                   (315)        (433)      (2,597)      (1,270)
Other income and deferred gains               (5)          (3)        (246)         (20)

Net operating income from office and
 parking properties                       24,830       22,244       76,115       62,509

Less:  Net operating income from non
 same store properties                    (5,687)      (2,569)     (19,815)      (6,657)

Same store net operating income        $  19,143    $  19,675    $  56,300    $  55,852

SOURCE  Parkway Properties, Inc.
    -0-                             10/31/2005
    /CONTACT: Steven G. Rogers, President & Chief Executive Officer, or William R. Flatt, Chief Financial Officer, both of Parkway Properties, Inc., +1-601-948-4091/
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20030513/PARKLOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk, photodesk@prnewswire.com/
    /Company News On-Call:  http://www.prnewswire.com/comp/103115.html/
    /Web site:  http://www.pky.com /